UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 20, 2005

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19084	94-2925073
(Commission File)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The registrant regularly evaluates opportunities to improve its competitive and financial position through acquisitions of businesses that are consistent with its business strategy. Through its ongoing business development processes, the registrant has identified a semiconductor business that is consistent with its business strategy, and, if acquired, could significantly increase the registrant’s consolidated assets and revenue. Although the registrant is in advanced discussions regarding a potential acquisition of this business, it has not agreed upon the acquisition terms and does not have an agreement in place with the seller. If the registrant reaches an agreement to purchase this semiconductor business, it expects that the proceeds from a convertible note offering that it refers to below will be used to fund a portion of the purchase price, with the remainder of the purchase price to be paid from cash on hand. However, it is uncertain whether the registrant will be able to negotiate any agreement or complete this, or any other, acquisition transaction.

The registrant filed a press release, dated October 20, 2005, announcing that the registrant intends to offer, subject to market and other conditions, $215 million aggregate principal amount (excluding any option for the initial purchasers to the offering to purchase additional Notes (as defined below)) of senior convertible notes (the “Notes”) through an offering to qualified institutional buyers. In addition, the registrant included the following risk factors with respect to the Company in the offering memorandum used in connection with the offering of the Notes.

Risks Related to our Business

We are subject to rapid changes in demand for our products due to customer inventory levels, production schedules, fluctuations in demand for networking equipment and our customer concentration.

As a result of the following risks, our business, financial condition or operating results could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose part or all of your investment.

Our revenues and profits may fluctuate because of factors that are beyond our control.

Our ability to project revenues and profits is limited because a significant portion of our quarterly revenues may be derived from orders placed and shipped in the same quarter, which we call our “turns business.” Our turns business varies widely quarter to quarter. Uncertainty in our customers’ end markets and our customers’ increased focus on cash management may cause our customers to delay product orders and reduce delivery lead-time expectations, which reduces our ability to project revenues beyond the current quarter.

If the demand for our customers’ products declines, demand for our products will be similarly affected and our revenues, gross margins and operating performance will be adversely affected.

Our customers are subject to their own business cycles, most of which are unpredictable in commencement, depth and duration. We cannot accurately predict the continued demand for our customers’ products and the demands of our customers for our products. As a result of this uncertainty, our past operating results may not be indicative of our future operating results. It is possible that, in future periods, our results may be below the expectations of public market analysts and investors. This could cause the market price of our common stock to decline.

We may fail to meet our demand forecasts if our customers cancel or delay the purchase of our products.

Many of our customers have numerous product lines, numerous component requirements for each product, sizeable and complex supplier structures, and typically engage contract manufacturers for additional manufacturing capacity. In addition, our customers often shift buying patterns as they manage inventory levels, market different products, or change production schedules. This makes forecasting their production requirements difficult and can lead to an inventory surplus of certain of their components.

We may be unable to deliver products to customers when they require them if we incorrectly estimate future demand, and this may lead to higher fluctuations in shipments of our products. Because a significant portion of our operating expenses are fixed, even a small revenue shortfall can have a disproportionately negative effect on our operating results.

Changes in the political and economic climate in China and Taiwan may have a significant impact on our profitability.

China represents a significant portion of our net revenues (17% and 16% for the six months ended July 3, 2005 and June 27, 2004, respectively). Our financial condition and results of operations are becoming increasingly dependent on our sales in China and the majority of our wafer supply comes from Taiwan. China has large organizations with major programs that can start and stop quickly. For example, in 2004 our operating profits were adversely affected by a sudden slowdown in the telecom infrastructure build-out in China. Any instability in China’s economic environment could lead to a contraction of capital spending by our customers. Additional risks to us include economic sanctions imposed by the U.S. government, imposition of tariffs and other potential trade barriers or regulations, uncertain protection for intellectual property rights and generally longer receivable collection periods.

We rely on a few customers for a major portion of our sales, any one of which could materially impact our revenues should they change their ordering pattern.

We depend on a limited number of customers for a major portion of our revenues. Through direct, distributor and subcontractor purchases, Cisco Systems accounted for more than 10% of our revenues in 2004 and the second quarter of 2005. We do not have long-term volume purchase commitments from any of our major customers. Accordingly, our future operating results will continue to depend on the success of our largest customers and on our ability to sell existing and new products to these customers in significant quantities.

The loss of a key customer, or a reduction in our sales to any major customer or our inability to attract new significant customers could materially and adversely affect our business, financial condition or results of operations.

Product sales mix may adversely affect our profitability over time.

Our products range widely in terms of the margins they generate. A change in product sales mix could impact our operating results materially.

Our revenues may decline if we do not maintain a competitive portfolio of products.

We are experiencing significantly greater competition from many different market participants as the market in which we participate matures. In addition, we are expanding into markets, such as the wireless infrastructure, enterprise storage, customer premise equipment, and generic microprocessor markets, which have established incumbents with substantial financial and technological resources. We expect more intense competition than that which we have traditionally faced as some of these incumbents derive a majority of their earnings from these markets.

Increasing competition can make it more difficult to achieve design wins.

We typically face competition at the design stage, where customers evaluate alternative design approaches requiring integrated circuits. The markets for our products are intensely competitive and subject to rapid technological advancement in design tools, wafer manufacturing techniques, process tools and alternate networking technologies. We may not be able to develop new products at competitive pricing and performance levels. Even if we are able to do so, we may not complete a new product and introduce it to market in a timely manner. Our customers may substitute use of our products in their next generation equipment with those of current or future competitors, reducing our future revenues. With the shortening product life and design-in cycles in many of our customers’ products, our competitors may have more opportunities to supplant our products in next generation systems.

Our customers are increasingly price conscious, as semiconductors sourced from third party suppliers comprise a greater portion of the total materials cost in networking equipment. We continue to experience aggressive price competition from competitors that wish to enter into the market segments in which we participate. These circumstances may make some of our products less competitive, and we may be forced to decrease our prices significantly to win a design. We may lose design opportunities or may experience overall declines in gross margins as a result of increased price competition.

We face significant competition from two major fronts. First, we compete against established peer-group semiconductor companies that focus on the communications semiconductor business. These companies include Agere Systems, Applied Micro Circuits Corporation, Broadcom, Exar Corporation, Conexant Systems, Marvell Technology Group, Silicon Image, Transwitch and Vitesse Semiconductor. These companies are well financed, have significant communications semiconductor technology assets, have established sales channels, and are dependent on the market in which we participate for the bulk of their revenues.

Other competitors include major domestic and international semiconductor companies, such as Agilent, Cypress Semiconductor, Freescale, IBM, Infineon, Integrated Device Technology, Intel, Maxim Integrated Products, NEC, Texas Instruments and Toshiba. These companies are concentrating an increasing amount of their substantial financial and other resources on the markets in which we participate. This represents a serious competitive threat to us.

Over the next few years, we expect additional competitors, some of which may also have greater financial and other resources, to enter the market with new products. These companies, individually or collectively, could represent future competition for many design wins, and subsequent product sales.

We may have to redesign our products to meet evolving industry standards and customer specifications, which may prevent or delay future revenue growth.

We sell products to customers whose characteristics include evolving industry standards, short product lifespans, and new manufacturing and design technologies. Many of the standards and protocols for our products are based on networking technologies that may not have been widely adopted or ratified by one or more of the standard-setting bodies in our customers’ industries. Our customers may delay or alter their design demands during this standard-setting process. In response, we must redesign our products to suit these changing demands. Redesign is expensive and usually delays the production of our products. Our products may become obsolete during these delays.

Design wins do not translate into near-term revenues and the timing of revenues from newly designed products is often uncertain.

From time to time, we announce new products and design wins for existing and new products. While some industry analysts may use design wins as a metric for future revenues, many design wins have not, and will not, generate any revenues for us, as customer projects are cancelled or unsuccessful in their end market. In the event a design win generates revenues, the amount of revenues will vary greatly from one design win to another. In addition, most revenue-generating design wins do not translate into near-term revenues. Most revenue-generating design wins take more than two years to generate meaningful revenues.

We may be unsuccessful in transitioning the design of our new products to new manufacturing processes.

Many of our new products are designed to take advantage of new manufacturing processes offering smaller device geometries as they become available, since smaller device geometries can provide a product with improved features such as lower power requirements, increased performance, more functionality and lower cost. We believe that the transition of our products to, and introduction of new products using, smaller device geometries is critical for us to remain competitive. We could experience difficulties in migrating to future smaller device geometries or manufacturing processes, which would result in the delay of the production of our products. Our products may become obsolete during these delays, or allow competitors’ parts to be chosen by customers during the design process.

Since many of the products we develop do not reach full production sales volumes for a number of years, we may incorrectly anticipate market demand and develop products that achieve little or no market acceptance.

Our products generally take between 12 and 24 months from initial conceptualization to development of a viable prototype, and another 3 to 18 months to be designed into our customers’ equipment and sold in production quantities. Our products often must be redesigned because manufacturing yields on prototypes are unacceptable or customers redefine their products to meet changing industry standards or customer specifications. As a result, we develop products many years before volume production and may inaccurately anticipate our customers’ needs.

Our strategy includes broadening our business into the Enterprise, Storage and Consumer markets. We may not be successful in achieving significant sales in these new markets.

The Enterprise, Storage and Consumer markets are already serviced by incumbent suppliers who have established relationships with customers. We may be unsuccessful in displacing these suppliers, or having our products designed into products for different market needs. In order to compete against incumbents, we may need to lower our prices to win new business, which could lower our gross margin. We may incur increased research, development and sales costs to address these new markets.

Our strategy of expansion in new markets may cause our profit margins to decline.

Our business strategy contemplates expansion of our product offerings in relatively high volume target markets, such as storage and consumer applications. These markets typically are characterized by stronger price competition and, consequently, lower per unit profit margins. If we are successful in these markets, our overall profit margins could decline, as lower margin products may comprise a greater portion of our revenues.

We are subject to the risks of conducting business outside the United States, which may impair the sales, development or manufacturing of our products.

In addition to selling our products in a number of countries, a significant portion of our research and development and manufacturing is conducted outside the United States. The geographic diversity of our business operations could hinder our ability to coordinate design and sales activities. If we are unable to develop systems and communication processes to support our geographic diversity, we may suffer product development delays or strained customer relationships.

We are exposed to the credit risk of some of our customers.

Many of our customers employ contract manufacturers to produce their products and manage their inventories. Many of these contract manufacturers represent greater credit risk than our networking equipment customers, who generally do not guarantee our credit receivables related to their contract manufacturers.

In addition, a significant portion of our sales flows through our distribution channel, which generally represent a higher credit risk. Should these companies encounter financial difficulties, our revenues could decrease, and collection of our significant accounts receivables with these companies could be jeopardized.

We may lose our ability to design or produce products, could face additional unforeseen costs or could lose access to key customers if any of the nations in which we conduct business impose trade barriers or new communications standards.

We may have difficulty obtaining export licenses for certain technology produced for us outside the United States. If a foreign country imposes new taxes, tariffs, quotas, and other trade barriers and restrictions or the United States and a foreign country develop hostilities or change diplomatic and trade relationships, we may not be able to continue manufacturing or sub-assembly of our products in that country and may have fewer sales in that country. We may also have fewer sales in a country that imposes new communications standards or technologies. This could inhibit our ability to meet our customers’ demand for our products and lower our revenues.

If foreign exchange rates fluctuate significantly, our profitability may decline.

We are exposed to foreign currency rate fluctuations because a significant part of our development, test, marketing and administrative costs are in Canadian dollars, and our selling costs are incurred in a variety of currencies around the world. The U.S. dollar has devalued significantly compared to the Canadian dollar and this trend may continue. To protect against reductions in value and the volatility of future cash flows caused by changes in foreign exchange rates, we enter into foreign currency forward contracts. The contracts reduce, but do not eliminate, the impact of foreign currency exchange rate movements. In addition, this foreign currency risk management policy may not be effective in addressing long-term fluctuations since our contracts do not extend beyond a 12-month maturity.

We regularly limit our exposure to foreign exchange rate fluctuations from our Canadian dollar net asset or liability positions. We do not hedge our accrual for Canadian income taxes in the ordinary course of business, and consequently in the second quarter of 2005 we recorded a $0.5 million foreign exchange gain relating to this item. Our profitability would be materially impacted by a 5% shift in the foreign exchange rates between U.S. and Canadian currencies.

Our business strategy contemplates acquisition of other products, technologies, or businesses, which could adversely affect our operating performance.

Acquiring products, intellectual property, technologies, or businesses from third parties is a core part of our business strategy. That strategy depends on the availability of suitable acquisition candidates at reasonable prices and our ability to resolve challenges associated with integrating acquired businesses into our existing business. These challenges include integration of product lines, sales forces, customer lists and manufacturing facilities, development of expertise outside our existing business, diversion of management time and resources, and possible divestitures, inventory write-offs and other charges. We also may be forced to replace key personnel who may leave our company as the result of an acquisition. We cannot be certain that we will find suitable acquisition candidates or that we will be able to meet these challenges successfully.

An acquisition could absorb substantial cash resources, require us to incur or assume debt obligations, or issue additional equity. If we are not able to obtain financing, then we may not be in a position to consummate acquisitions. If we issue equity securities in connection with an acquisition, we may dilute our common stock with securities that have an equal or a senior interest in our company.

In addition, the combined entity may have lower revenues or higher expenses and therefore may not achieve the results that we anticipated at the time of the acquisition. Acquired entities also may be highly leveraged or dilutive to our earnings per share, or may have unknown liabilities.

As discussed above under “Summary,” we have identified a semiconductor business that is consistent with our business strategy, and, if acquired, could significantly increase our consolidated assets and revenue. That potential acquisition or another acquisition could exacerbate the risks described in this offering memorandum and could introduce other risks that we cannot currently foresee or may not be able to foresee at the time we agree to make the acquisition.

From time to time, we license, or acquire, technology from third parties to incorporate into our products. Incorporating technology into our products may be more costly, or result in additional management attention to achieve the desired functionality.

The complexity of our products could result in unforeseen or undetected defects or bugs, which could adversely affect the market acceptance of new products and damage our reputation with current or prospective customers.

Although we, our customers and our suppliers rigorously test our products, our highly complex products may contain defects or bugs. We have in the past experienced, and may in the future, experience defects and bugs in our products. If any of our products contain defects or bugs, or have reliability, quality or compatibility problems that are significant to our customers, our reputation may be damaged and customers may be reluctant to buy our products. This could materially and adversely affect our ability to retain existing customers or attract new customers. In addition, these defects or bugs could interrupt or delay sales to our customers.

We may have to invest significant capital and other resources to alleviate problems with our products. If any of these problems are not found until after we have commenced commercial production of a new product, we may be required to incur additional development costs and product recall, repair or replacement costs. These problems may also result in claims against us by our customers or others. In addition, these problems may divert our technical and other resources from other development efforts. Moreover, we would likely lose, or experience a delay in, market acceptance of the affected product or products, and we could lose credibility with our current and prospective customers.

Our 2005 restructuring activities will increase our dependence on microprocessor cores licensed from third parties.

In June 2005, we implemented a workforce reduction plan that eliminated 63 positions from research and development in our Santa Clara design center. A significant portion of our revenues is derived from sales of microprocessors which have been developed at this location. In the future, our microprocessor road map will be dependent on successful acquisition and integration of microprocessor cores developed by third parties. If we experience difficulties in obtaining or integrating intellectual property from these third parties, it could delay or prevent the development of our microprocessor based products in the future.

The loss of personnel could delay us from designing new products.

To succeed, we must retain and hire technical personnel highly skilled at the design and test functions needed to develop high-speed networking products. The competition for such employees is intense.

We do not have employment agreements in place with any of our key personnel. As employee incentives, we issue common stock options that generally have exercise prices at the market value at the time of grant and that are subject to vesting. As our stock price varies substantially, the stock options we grant to employees are effective as retention incentives only if they have economic value.

We may not be able to meet customer demand for our products if we do not accurately predict demand or if we fail to secure adequate wafer fabrication or assembly parts and capacity.

We currently do not have the ability to accurately predict what products our customers will need in the future. Anticipating demand is difficult because our customers face volatile pricing and demand for their end-user networking equipment, our customers are focusing more on cash preservation and tighter inventory management, and because we supply a large number of products to a variety of customers and contract manufacturers who have many equipment programs for which they purchase our products. Our customers are frequently requesting shipment of our products earlier than our normal lead times. If we do not accurately predict what mix of products our customers may order, we may not be able to meet our customers’ demand in a timely manner or we may be left with unwanted inventory, which could adversely affect our future operating results.

We rely on limited sources of wafer fabrication, the loss of which could delay and limit our product shipments.

We do not own or operate a wafer fabrication facility. Three outside wafer foundries supply more than 95% of our semiconductor wafer requirements. Our wafer foundry suppliers also make products for other companies and some make products for themselves, thus we may not have access to adequate capacity or certain process technologies. We have less control over delivery schedules, manufacturing yields and costs than competitors with their own fabrication facilities. If the wafer foundries we use are unable or unwilling to manufacture our products in required volumes or at specified times, we may have to identify and qualify acceptable additional or alternative foundries. This qualification process could take six months or longer. We may not find sufficient capacity quickly enough, if ever, or at an acceptable cost to satisfy our production requirements.

Some companies that supply our customers are similarly dependent on a limited number of suppliers to produce their products. These other companies’ products may be designed into the same networking equipment into which our products are designed. Our order levels could be reduced materially if these companies are unable to access sufficient production capacity to produce in volumes demanded by our customers because our customers may be forced to slow down or halt production on the equipment into which our products are designed.

We depend on third parties in Asia for assembly of our semiconductor products that could delay and limit our product shipments.

Subcontractors in Asia assemble all of our semiconductor products into a variety of packages. Raw material shortages, political and social instability, assembly house service disruptions, currency fluctuations, or other circumstances in the region could force us to seek additional or alternative sources of supply or assembly. This could lead to supply constraints or product delivery delays that, in turn, may result in the loss of revenues. We have less control over delivery schedules, assembly processes, quality assurances and costs than competitors that do not outsource these tasks.

Our business is vulnerable to interruption by earthquake, fire, power loss, telecommunications failure, terrorist activity and other events beyond our control.

We do not have sufficient business interruption insurance to compensate us for actual losses from interruption of our business that may occur, and any losses or damages incurred by us could have a material adverse effect on our business. We are vulnerable to a major earthquake and other calamities. We have operations in seismically active regions in California, and we rely on third-party wafer fabrication facilities in seismically active regions in Asia. We have not undertaken a systematic analysis of the potential consequences to our business and financial results from a major earthquake in either region. We are unable to predict the effects of any such event, but the effects could be seriously harmful to our business.

Our estimated restructuring accruals may not be adequate.

In 2005, we implemented restructuring plans to streamline production and reduce and reallocate operating costs. In 2001 and 2003, we implemented plans to restructure our operations in response to the decline in demand for our networking products. We reduced our workforce and consolidated or shut down excess facilities in an effort to bring our expenses into line with our reduced revenue expectations.

While management uses all available information to estimate these restructuring costs, particularly facilities costs, our accruals may prove to be inadequate. If our actual sublease revenues or the results of our exiting negotiations differ from our assumptions, we may have to record additional charges, which could materially affect our results of operations, financial position and cash flow.

From time to time, we become defendants in legal proceedings about which we are unable to assess our exposure and which could become significant liabilities upon judgment.

We become defendants in legal proceedings from time to time. Companies in our industry have been subject to claims related to patent infringement and product liability, as well as contract and personal claims. We may not be able to accurately assess the risk related to these suits, and we may be unable to accurately assess our level of exposure. These proceedings may result in material charges to our operating results in the future if our exposure is material and if our ability to assess our exposure becomes clearer.

If we cannot protect our proprietary technology, we may not be able to prevent competitors from copying our technology and selling similar products, which would harm our revenues.

To compete effectively, we must protect our intellectual property. We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We hold numerous patents and have a number of pending patent applications.

We might not succeed in obtaining patents from any of our pending applications. Even if we are awarded patents, they may not provide any meaningful protection or commercial advantage to us, as they may not be of sufficient scope or strength, or may not be issued in all countries where our products can be sold. In addition, our competitors may be able to design around our patents.

We develop, manufacture and sell our products in Asian and other countries that may not protect our products or intellectual property rights to the same extent as the laws of the United States. This makes piracy of our technology and products more likely. Steps we take to protect our proprietary information may not be adequate to prevent theft of our technology. We may not be able to prevent our competitors from independently developing technologies that are similar to or better than ours.

Our products employ technology that may infringe on the intellectual property and the proprietary rights of third parties, which may expose us to litigation and prevent us from selling our products.

Vigorous protection and pursuit of intellectual property rights or positions characterize the semiconductor industry. This often results in expensive and lengthy litigation. Although we have neither received any material claims relating to the infringement of patents or other intellectual property rights owned by third parties nor are we aware of any such potential claims, we, and our customers or suppliers, may be accused of infringing on patents or other intellectual property rights owned by third parties in the future. An adverse result in any litigation could force us to pay substantial damages, stop manufacturing, using and selling the infringing products, spend significant resources to develop non-infringing technology, discontinue using certain processes or obtain licenses to the infringing technology. In addition, we may not be able to develop non-infringing technology, or find appropriate licenses on reasonable terms.

Patent disputes in the semiconductor industry are often settled through cross-licensing arrangements. Because we currently do not have a substantial portfolio of patents compared to our larger competitors, we may not be able to settle an alleged patent infringement claim through a cross-licensing arrangement. We are therefore more exposed to third party claims than some of our larger competitors and customers.

The majority of our customers are required to obtain licenses from and pay royalties to third parties for the sale of systems incorporating our semiconductor devices. Customers may also make claims against us with respect to infringement.

Furthermore, we may initiate claims or litigation against third parties for infringing our proprietary rights or to establish the validity of our proprietary rights. This could consume significant resources and divert the efforts of our technical and management personnel, regardless of the litigation’s outcome.

Securities we issue to fund our operations could dilute your ownership.

We may decide to raise additional funds through public or private debt or equity financing. If we raise funds by issuing equity securities, the percentage ownership of current stockholders will be reduced and the new equity securities may have priority rights to your investment. We may not obtain sufficient financing on terms that are favorable to you or us. We may delay, limit or eliminate some or all of our proposed operations if adequate funds are not available.

Our stock price has been and may continue to be volatile.

We expect that the price of our common stock will continue to fluctuate significantly, as it has in the past. In particular, fluctuations in our stock price and our price-to-earnings multiple may have made our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction particularly when viewed on a quarterly basis.

Securities class action litigation has often been instituted against a company following periods of volatility and decline in the market price of their securities. If instituted against us, regardless of the outcome, such litigation could result in substantial costs and diversion of our management’s attention and resources and have a material adverse effect on our business, financial condition and operating results. In addition, we could incur substantial punitive and other damages relating to this litigation.

Provisions in Delaware law, our charter documents and our stockholder rights plan may delay or prevent another entity from acquiring us without the consent of our Board of Directors.

We adopted a stockholder rights plan in 2001, pursuant to which we declared a dividend of one share purchase right for each outstanding share of common stock. If certain events occur, including if an investor tenders for or acquires more than 15% of our outstanding common stock, stockholders (other than the acquiror) may exercise their rights and receive $650 worth of our common stock in exchange for $325 per right, or we may, at our option, issue one share of common stock in exchange for each right, or we may redeem the rights for $0.001 per right. The issuance of the rights could have the effect of delaying or preventing a change in control of us.

In addition, our Board of Directors has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. Delaware law imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

Although we believe these provisions of our charter documents, Delaware law and our stockholder rights plan will provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our Board of Directors, these provisions apply even if the offer may be considered beneficial by some stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

/s/ Alan F. Krock
Alan F. Krock
Vice President, Chief Financial Officer and Principal Accounting Officer

Date: October 20, 2005